As filed with the Securities and Exchange Commission on June 22, 2006

                                                   Registration No. 333-106531


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            BOK FINANCIAL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                Oklahoma                                     73-1373454
    (State or Other Jurisdiction of                       (I.R.S. Employer
     Incorporation or Organization)                     Identification No.)

         Bank of Oklahoma Tower
            Tulsa, Oklahoma                                    74172
(Address of Principal Executive Offices)                     (Zip Code)

                              Amended and Restated
                            BOK Financial Corporation
                             2003 Stock Option Plan
                            (Full title of the Plan)

                                Tamara R. Wagman
                            Frederic Dorwart, Lawyers
                                124 E. 4th Street
                              Tulsa, Oklahoma 74103
                     Name and Address of Agent For Service)

                                 (918) 583-9922
          (Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                                                       Proposed                Proposed
                                                                       Maximum                 Maximum           Amount of
              Title of Each Class of            Amount to be        Offering Price            Aggregate         Registration
            Securities to be Registered         Registered(1)        Per Share(2)         Offering Price(2)          Fee
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.0006 per share (the     3,500,000            $48.08(2)             $168,280,000          $18,005.96
   "Common Stock")
----------------------------------------------------------------------------------------------------------------------------------

(1) The number of shares of Common Stock stated above consists of the aggregate number of additional shares not previously registered upon the exercise of options that may hereafter be granted under the Amended and Restated 2003 BOK Financial Stock Option Plan (the "Plan"). The maximum number of shares that may be sold upon the exercise of such options granted under the Plan is subject to adjustment in accordance with certain anti-dilution and other provisions of the Plan. Accordingly, pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares that may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2) This calculation is made solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act based on the average of the high and low sale prices per share of the Common Stock on the Nasdaq National Market on May 26, 2006.

                      REGISTRATION OF ADDITIONAL SECURIITES

     This Post-Effective Amendment No. 1 to the Registration Statement hereby registers 3,500,000 additional shares of Common Stock pursuant to the Plan. A Registration Statement on Form S-8 (No. 333-106531) registering 2,000,000 shares of Common Stock under the Plan was filed with the Commission on June 26, 2003 (the "Registration Statement"). Pursuant to General Instruction E of Form S-8, the contents of the above-listed Registration Statement, as amended, are hereby incorporated herein by reference and the information required by Part II is omitted, except for Items 3 and 8 which are updated as follows:

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The following documents filed by the Registrant with the Commission are incorporated herein by reference:

1. The Registrant's Annual Report on Form 10-K, as subsequently amended on Form 10-K/A on June 8, 2006, for the fiscal year ended December 31, 2005 ("Fiscal 2005");

2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2006;

3. All other reports of the Registrant filed pursuant to Section 13(a) or 15(d) of the Securities Exchange act of 1934, as amended (the "Exchange Act"), since the end of Fiscal 2005; and

4. The descriptions of the Registrant's Common Stock that are contained in the Registration Statements filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement on Form S-8 and prior to such time as the Registrant files a post-effective amendment to this Registration Statement on Form S-8 that indicates that all securities offered hereby have been sold, or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently-filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8.  Exhibits

     The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:

 Exhibit No.   Description
-------------- ------------------------------------------------------------
       4.4     Amended and Restated 2003 BOK Financial Corporation Stock
               Option Plan (filed on Form DEF 14A on March 22, 2006)

       5.1     Opinion of Frederic Dorwart, Lawyers*

      23.1     Consent of Frederic Dorwart, Lawyers (included in Exhibit 5.1)*

      23.2     Consent of Ernst & Young L.L.P. *

               * Filed herewith

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Tulsa, State of Oklahoma, on this 19th day of June, 2006.

                              BOK Financial Corporation

                              By:         /s/ Stanley A. Lybarger
                                  ---------------------------------------------
                                             Stanley A. Lybarger
                                      President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 has been signed by the following persons pursuant to the Power of Attorney granted to Mr. George B. Kaiser on June 24, 2003, including the power to file post-effective amendments:


Signature                              Title                           Date

/s/ George B. Kaiser          Chairman of the Board                June 19, 2006
--------------------------
George B. Kaiser

/s/ Stanley A. Lybarger       President, Chief Executive Officer   June 19, 2006
--------------------------    and Director
Stanley A. Lybarger

/s/ Steven E. Nell            Executive Vice President and         June 19, 2006
--------------------------    Chief Financial Officer
Steven E. Nell

/s/ John C. Morrow            Senior Vice President and Director   June 19, 2006
--------------------------    of Financial Accounting and Reporting
John C. Morrow

/s/ POA C. Fred Ball, Jr.     Director                             June 19, 2006
--------------------------
C. Fred Ball, Jr.

/s/ POA Sharon J. Bell        Director                             June 19, 2006
--------------------------
Sharon J. Bell

/s/ POA Peter Boylan, III     Director                             June 19, 2006
--------------------------
Peter Boylan, III

/s/ POA Robert G. Greer       Director                             June 19, 2006
--------------------------
Robert G. Greer

/s/ POA David F. Griffin      Director                             June 19, 2006
--------------------------
David F. Griffin

/s/ POA V. Burns Hargis       Director                             June 19, 2006
--------------------------
V. Burns Hargis

/s/POA E. Carey Joullian,IV   Director                             June 19, 2006
--------------------------
E. Carey Joullian, IV

/s/ POA David L. Kyle         Director                             June 19, 2006
--------------------------
David L. Kyle

/s/ POA Robert J. LaFortune   Director                             June 19, 2006
--------------------------
Robert J. LaFortune

/s/ POA Steven J. Malcolm     Director                             June 19, 2006
--------------------------
Steven J. Malcolm


THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, as of June 19, 2006.

                            AMENDED AND RESTATED
                            BOK FINANCIAL CORPORATION
                            2003 STOCK OPTION PLAN


                         By    /s/ George B. Kaiser
                              -------------------------------------------------
                              George B. Kaiser, Chairman of the Board of BOK Financial Corporation and Administrator of the BOKF 2003 Plan


                         By    /s/ Stanley A. Lybarger
                              -------------------------------------------------
                              Stanley A.  Lybarger,  President,  Chief
                              Executive  Officer  and  Director of BOK
                              Financial Corporation and Administrator of the BOKF 2003 Plan

                                INDEX TO EXHIBITS

 Exhibit No.    Description
--------------- ---------------------------------------------------------------
        4.4     Amended and Restated 2003 BOK Financial Corporation Stock
                Option Plan (filed on Form DEF 14A on March 22, 2006)

        5.1     Opinion of Frederic Dorwart, Lawyers*

       23.1     Consent of Frederic Dorwart, Lawyers (included in Exhibit 5.1)*

       23.2     Consent of Ernst & Young L.L.P. *

                * Filed herewith

                                   Exhibit 5.1


June 19, 2006

BOK Financial Corporation
Bank of Oklahoma Tower
P.O. Box 2300 Tulsa, OK 74192



Re: BOK Financial Corporation SEC Registration Statement on Form S-8: BOK Financial Corporation (Trading Symbol "BOKF"): Shares of BOKF Common Stock to be Issued Pursuant to the Amended and Restated BOK Financial Corporation 2003 Stock Option Plan.


Ladies and Gentleman:

     I have acted as counsel to BOK Financial Corporation ("BOKF") in connection with BOKF's Post-Effective Amendment No. 1 to the Registration Statement being filed on or about May 31, 2006 with the Securities and Exchange Commission which respect to the shares of Common Stock (the "Common Stock"), $0.00006 par value, of BOKF, authorized for issuance under the Amended and Restated BOK Financial Corporation 2003 Stock Option Plan. I have reviewed Post-Effective Amendment No. 1 to the Registration Statement on Form S-8, BOKF's Certificate of Corporation, BOKF's By-laws, and such corporate proceedings of BOKF as I have deemed appropriate for purposes of rendering this opinion. In my opinion, upon issuance of the shares of Common Stock pursuant to the terms of the Amended and Restated BOK Financial Corporation 2003 Stock Option Plan, such shares will be duly and validly issued, fully paid and non-assessable. I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                            Sincerely,

                        /s/ Frederic Dorwart

                         Frederic Dorwart

                                      23.1

                      Consent of Frederic Dorwart, Lawyers

                  Included in the Opinion Filed as Exhibit 5.1

                                      23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-106531) pertaining to the BOK Financial Corporation 2003 Stock Option Plan of our reports dated March 10, 2006, with respect to the consolidated financial statements of BOK Financial Corporation included in its Annual Report (Form 10-K) as subsequently amended by Form 10-K/A on June 8, 2006, for the fiscal year ended December 31, 2005, BOK Financial Corporation management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of BOK Financial Corporation, filed with the Securities and Exchange Commission.


                                              /s/ ERNST & YOUNG LLP




Tulsa, Oklahoma
June 19, 2006